EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in these Registration Statements on Form S-8 (File Nos. 333-64493, 333-124030, 333-124031, 333-151024, 333-197608, 333-207229, 333-231650, 333-263764, 333-269441, and 333-285739) of our report dated December 16, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of CSP, Inc. and Subsidiaries for the year ended September 30, 2025.

/s/ CBIZ CPAs P.C.

Tampa, Florida
December 16, 2025